EXHIBIT 23.2

Consent of Independent Auditors

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 and the Registration Statements on Form S-8 (No. 33-75374, No. 33-81102, No. 33-88304, No. 33-92574, No. 333-55939 and No. 333-55971) of our report dated April 16, 2001 relating to the consolidated statement of operations and financial statement schedule for the year ended December 31, 2000, which appears in Firstwave Technologies, Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2002.

/s/ PricewaterhouseCoopers LLP
Atlanta, Georgia
February 6, 2004